Exhibit 10.2

SECOND AMENDMENT
TO THE
CONSTRUCTION PARTNERS, INC.
2018 EQUITY INCENTIVE PLAN

This SECOND AMENDMENT TO THE CONSTRUCTION PARTNERS, INC. 2018 EQUITY INCENTIVE PLAN (this “Amendment”), dated as of March 20, 2024, is made and entered into by Construction Partners, Inc., a Delaware corporation (the “Company”), subject to approval by the Company’s stockholders. Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Construction Partners, Inc. 2018 Equity Incentive Plan (as amended prior to the date hereof, the “Plan”).

RECITALS

WHEREAS, Section 15(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan to increase the number of Shares that may be delivered pursuant to Awards under the Plan by an additional one million (1,000,000) Shares, for an aggregate maximum total of three million (3,000,000) Shares available under the Plan; and

WHEREAS, as of the date hereof, the Board resolved that the Plan be amended to increase the number of Shares that may be delivered pursuant to Awards under the Plan by an additional one million (1,000,000) Shares.

NOW, THEREFORE, in accordance with Section 15(a) of the Plan, the Company hereby amends the Plan, subject to and effective as of the date of stockholder approval hereof, as follows:

1. Section 4(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4(a):

“(a) Share Reserve. Subject to adjustment under Section 14(a), the maximum aggregate number of Shares that may be issued on exercise or vesting of all Awards under the Plan is 3,000,000 Shares, all of which may be used for any Awards. Each Share subject to any Award granted hereunder will be counted against the Share reserve on the basis of one Share for every Share subject thereto.”

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

CONSTRUCTION PARTNERS, INC.

By:	/s/ Fred J. Smith, III
Name:	Fred J. Smith, III
Title:	President and Chief Executive Officer